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                                                                       EXHIBIT 1

                             JOINT FILING AGREEMENT


                 In accordance with Rule 13d-1(f) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing with all other Reporting Persons (as such term is defined in the Schedule 13D referred to below) on behalf of each of them of a statement on
Schedule 13D (including amendments thereto) with respect to the common stock, no par value (the "Common Stock"), of Jerry's Famous Deli, Inc., a California corporation, and that this Agreement may be included as an Exhibit to such joint filing.

                 IN WITNESS WHEREOF, the undersigned hereby execute this Agreement as of September 9, 1996.


Dated:  September 9, 1996          Yucaipa Waterton Deli Investors, LLC
                                   Waterton Management, LLC



                                   By: Kenneth J. Abdalla
                                   Its Manager


                                   By:     /s/ KENNETH J. ABDALLA
                                      -----------------------------------------
                                   Name:  Kenneth J. Abdalla
                                   Title: Manager

Dated:  September 9, 1996          Kenneth J. Abdalla


                                   By:     /s/ KENNETH J. ABDALLA
                                      -----------------------------------------
                                   Name:  Kenneth J. Abdalla
                                   Title: Manager





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